UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On December 21, 2020, ChemoCentryx, Inc. (the “Company”) announced topline data from its ACCOLADE clinical trial, which evaluated avacopan, an orally-administered selective inhibitor of the complement C5a receptor, for the treatment of that disorder. The press release, dated December 21, 2020, is attached hereto as Exhibit 99.1

The information contained in this Item 7.01 and in Exhibits 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Patients in the multi-center ACCOLADE clinical trial were randomized to receive either 30mg of avacopan twice daily (“BID”) or placebo for 26 weeks in a double-blind manner. The primary endpoint of the study was defined as the change from baseline in the C3G Histologic Index for Disease Activity, as determined by a blinded analysis of kidney biopsies taken at baseline and after 26 weeks of blinded study treatment. Pre-specified secondary endpoints included changes in the estimated Glomerular Filtration Rate (“eGFR”) (a validated measure of overall renal function), measurement of urinary protein to creatinine ratio (“UPCR”), measurements of urinary MCP-1 (a marker of kidney inflammation), and the C3G Histologic Index for Disease Chronicity, a biopsy based measure of the progression of renal fibrosis which is a strong predictor for progression to end stage renal disease (“ESRD”) in C3G. After the initial blinded treatment period, all patients receive avacopan as part of an open label extension for a further 26 weeks. Endpoint determinations from the blinded treatment period (baseline to week 26) are presented.

Study Readouts

The primary endpoint of the study was change from baseline to week 26 in the C3G Histologic Index for Disease Activity, comparing the changes in kidney histology from biopsy sections taken from patients characterized by elevated levels of C5b-9 complement markers in the blood at time of study entry (baseline). Biopsies, taken at baseline and after 26 weeks of treatment showed that the placebo group worsened by 38% on average in the C3G Activity Score while the avacopan group improved by 2% on average. This approximately 40% average difference between the two treatment arms did not constitute statistical significance due to the high patient to patient variability. Comparison of the C3G Activity Score of all C3G subjects (comprising those with both elevated levels of C5b-9 as well as those with normal levels of C5b-9) yielded similar results: the placebo group worsened by 26% on average in the C3G Activity Score, while avacopan therapy resulted in an improvement of 6% on average.

Importantly, those patients who received avacopan experienced significant benefits in terms of kidney function and other parameters compared to those who received placebo. These benefits, assessed as pre-specified secondary endpoints, include:

Slowing of Fibrosis Progression

Avacopan therapy demonstrated evidence for a significant slowing of the progression of fibrosis as assessed by the C3G Histologic Index for Disease Chronicity. The placebo group overall exhibited a 26 percentage point higher change from baseline to week 26 in the C3G Index for Disease Chronicity than avacopan (58% versus 32%, respectively) representing a worsening in disease chronicity. The mean change from baseline to week 26 was 1.6 for placebo versus 0.8 for avacopan (P<0.05). The avacopan-related lower increase is notable because published literature shows that each 1-unit increase in C3G Histologic Index for Disease Chronicity from baseline increases by 59% (P < 0.001) the risk of doubling of creatinine, progression to chronic kidney disease stage 5, ESRD requiring dialysis or transplantation, or death.

Improvement in Kidney Function

The avacopan group demonstrated a statistically significant improvement in eGFR from baseline to week 26. Overall, the eGFR in the avacopan group improved 5% on average from baseline while the placebo group worsened by 6% (P = 0.0221). Renal improvement was particularly pronounced for C3G subjects with eGFR of < 60 mL/min/1.73 m2 at baseline, as their eGFR on average increased relative to placebo by nearly 20% after 26 weeks (13% improvement for avacopan versus 6% worsening from baseline for placebo, P = 0.0199). This was equivalent to a mean increase of about 5 mL/min/1.73 m2 on avacopan versus a decrease of 1.4 mL/min/1.73 m2 in the placebo group. Significant improvement in eGFR in a blinded comparative setting over 26 weeks has not been noted in C3G studies prior to this, but the improvement in eGFR with avacopan is reminiscent of a similar improvement seen with avacopan therapy in ANCA–associated vasculitis with renal dysfunction.

Other measures of kidney function include UPCR (proteinuria), where high UPCR is known to be associated with higher risk of ESRD in C3G as well as other renal diseases, and urinary MCP-1 creatinine ratio, a marker of glomerular inflammation.

In the ACCOLADE study, avacopan therapy was associated with a rapid reduction in UPCR (proteinuria). From baseline, a progressive proteinuria drop was seen in the avacopan group: at week 16 there was a 35% mean decrease in UPCR with avacopan versus a 1% decrease in the placebo group (P < 0.05), and at the end of 26 weeks UPCR was reduced by 26% in the avacopan group versus 14% in the placebo group.

Similar reductions were seen in urinary MCP-1 creatinine ratio in the avacopan group versus the placebo group throughout the 26-week treatment period, with the avacopan group consistently exhibiting lower levels of the kidney inflammation marker being shed in the urine.

Avacopan also appeared well-tolerated in patients with C3G.

In the ongoing phase of the study (after the 26 week blinded treatment period), all patients receive avacopan as part of an open label extension for a further 26 weeks, and are followed for an additional 8 weeks without study treatment. Data from the open label and follow up period will be analyzed and presented at a future time.

Based on the data described above, reflecting results of a blinded therapy regimen which resulted in evidence of avacopan’s ability to improve renal function, its being well-tolerated in patients to date, and the significant unmet medical need for C3G patients for whom there are no approved therapies to treat renal function decline, ChemoCentryx plans to discuss the results with the U.S. Food and Drug Administration.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements in this Current Report on Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include statements regarding whether there is a regulatory path forward for avacopan in the treatment of C3 glomerulopathy and whether the timing of publication or presentation of additional data from the ACCOLADE trial. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, risks and uncertainties in the Company’s business, including those risks described in the Company’s periodic reports it files with the Securities and Exchange Commission (“SEC”). These forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the Company files with the SEC available at www.sec.gov, including without limitation the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 10, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated December 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: December 21, 2020

	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary